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                                                                      EXHIBIT 21


                        SUBSIDIARIES OF THE REGISTRANT



As of the consummation of the Recapitalization, the Registrant's subsidiaries are as follows:




                    American States Financial Corporation

                                      |
                                      |
                                     100%
                                      |
                                      |

                      American States Insurance Company

                                      |
                                      |
    __________________________________|_________________________________
   |            |           |                 |            |            |
  100%          |          100%              100%          |           100%
   |            |           |                 |            |            |
   |            |           |                 |            |            |
                |                                          |
American        |        American          Insurance       |         American
Economy         |         States            Company        |           States
Insurance      100%     Insurance             of          100%         Life
Company         |        Company           Illinois        |         Insurance
                |        of Texas                          |          Company

             American                                   American
              States                                     States
             Preferred                                   Lloyds
             Insurance                                 Insurance
              Company                                   Company